Exhibit 99.1

SuRo Capital Corp. Reports Second Quarter 2021 Financial Results

Net Asset Value of $16.56 Per Share as of June 30, 2021

Board of Directors Declares $2.25 Per Share Dividend

SAN FRANCISCO, CA, August 4, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended June 30, 2021. Net assets totaled approximately $439.6 million, or $16.56 per share, at June 30, 2021, inclusive of dividends totaling $2.50 per share declared and paid during the second quarter, as compared to $18.01 per share at March 31, 2021 and $11.84 per share at June 30, 2020.

“This quarter, SuRo Capital reached its highest dividend-adjusted NAV since inception. We believe this record NAV is supported by the partial monetization of Coursera during the quarter and the unique opportunities being created through our proprietary access within the SPAC universe. New investments in SPAC founder shares, such as our $2.7 million investment in Colombier Sponsor LLC and our $0.3 million investment in AltC Sponsor LLC, bring our aggregate SPAC founder share investment size to $3.5 million. These investments are worth in excess of $30.0 million, in aggregate, if business combinations are successfully completed based on the present structures of each,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Klein continued, “We continue to see the influence of SPAC mergers within our portfolio, including the closing of Rover, Inc.’s merger with Nebula Caravel Acquisition Corp., and merger announcements from Nextdoor, Inc. and Enjoy Technology, Inc. This recent activity, along with the announcements of Rent the Runway, Inc.’s and NewLake Capital Partners, Inc.’s IPO filings are set to provide long-term value to stakeholders.”

“Consistent with our desire to be shareholder friendly and our continued practice of distributing realized gains, on August 3rd, SuRo Capital’s Board of Directors declared a $2.25 per share dividend to shareholders. This dividend will be payable on September 30th to shareholders of record on August 18th. Our Board is offering shareholders the option to elect to take as much as 100% of their dividend in stock and has capped the aggregate cash dividend to 50% of the total dividend payable. This dividend is in addition to the aggregate $3.00 per share of dividends previously declared and paid during the first half of the year.”

Investment Portfolio as of June 30, 2021

At June 30, 2021, SuRo Capital held positions in 34 portfolio companies with an aggregate fair value of approximately $309.4 million. The Company’s top five portfolio company investments accounted for approximately 61% of the total portfolio at fair value as of June 30, 2021.

1

Top Five Investments as of June 30, 2021

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Coursera, Inc.	$13.5	$87.2	28.2%
Course Hero, Inc.	5.0	45.1	14.6
Ozy Media, Inc.	10.9	27.2	8.8
Blink Health, Inc.	15.0	15.0	4.8
Nextdoor, Inc.	10.0	14.4	4.7
Total	$54.5	$189.0	61.1%

Note: Total may not sum due to rounding

Second Quarter 2021 Investment Portfolio Activity

During the three months ended June 30, 2021, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Colombier Sponsor LLC(1)	Class B Units & Class W Units	Various	$2.7 million
Churchill Capital Corp. II(2)	Class A Common Shares	6/8/2021	$10.0 million
Trax Ltd.	Common Shares & Investec Preferred Shares	6/9/2021	$10.0 million

(1)	Colombier Sponsor LLC is the sponsor of Colombier Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
(2)	On June 11, 2021, the Company executed a private investment in public equity ("PIPE") transaction, through Churchill Capital Corp. II, a special purpose acquisition company, in order to acquire shares of Software Luxembourg Holding S.A. ("Skillsoft") alongside the merger of Software Luxembourg Holding S.A. and Churchill Capital Corp. II. Following the merger, Software Luxembourg Holding S.A. changed its name to Skillsoft Corp.

During the three months ended June 30, 2021, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	Various	$2.1 million(1)
Blink Health Inc.	Series C Preferred Shares	6/28/2021	$5.0 million

(1)	As of June 30, 2021, $2.6 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV LLC had been called and funded.

During the three months ended June 30, 2021, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Coursera Inc.(2)	Various	782,090	$39.29	$30.7 million	$26.9 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)	Various	N/A	N/A	$0.4 million(3)	$-(3)
Palantir Lending Trust SPV I	Various	N/A	N/A	$0.2 million(4)	$0.2 million(4)
SP Holdings Group	4/28/2021	2,542,587	$0.19	$0.5 million	$0.5 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of June 30, 2021, SuRo Capital held 2,346,271 remaining Coursera common shares.
(3)	As of June 30, 2021, $0.7 million has been received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.5 million repaid a portion of the outstanding principal and $0.2 million was attributed to interest.
(4)	During the quarter ended June 30, 2021, 100,000 of the shares of Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares had been sold. As of June 30, 2021, 612,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

2

Subsequent to quarter-end through August 4, 2021, SuRo Capital funded the following new and follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
AltC Sponsor LLC(1)	Share Units & Private Placement Share Units	7/21/2021	$0.3 million
PayJoy, Inc.	Preferred Shares	7/23/2021	$2.5 million
Architect Capital PayJoy SPV, LLC(2)	Membership Interest in Lending SPV	Various	$2.5 million

(1)	AltC Sponsor LLC is the sponsor of AltC Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
(2)	As of August 4, 2021, $5.1 million of a $10.0 million capital commitment to Architect Capital PayJoy SPV LLC has been called and funded.

Subsequent to quarter-end through August 4, 2021, SuRo Capital received proceeds from the following investments:

Portfolio Company	Transaction Date	Net Proceeds	Realized Gain
Residential Homes For Rent, LLC (d/b/a Second Avenue)	7/23/2021	$0.1 million(1)	$ –(1)

(1)	Subsequent to June 30, 2021, $0.1 million has been received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remainder was attributed to interest.

Second Quarter 2021 Financial Results

	Quarter Ended June 30, 2021		Quarter Ended June 30, 2020
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.0)	$(0.07)	$(4.7)	$(0.28)

Net realized gain/(loss) on investments	27.7	0.63	(0.0)	-

Net change in unrealized appreciation/(depreciation) of investments	7.7	0.32	26.5	1.62

Net increase/(decrease) in net assets resulting from operations – basic(2)	$33.4	$0.88	$21.8	$1.34

Dividends declared	(60.5)	(2.50)	-	-

Issuance of common stock from stock dividend	30.5	0.16	(3.6)	0.16

Stock-based compensation	0.3	0.01	2.0	0.12

Increase in net asset value(2)	$3.6	$(1.45)	$20.2	$1.62

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Totals may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 25.3 million and 16.4 million for the quarters ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there were 26,540,743 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $226.6 million as of June 30, 2021, consisting of cash and securities of publicly traded portfolio companies.

2021 Dividend Declarations

On January 26, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on February 19, 2021 to the Company’s common stockholders of record as of the close of business on February 5, 2021. The dividend was paid in cash.

On March 8, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on April 15, 2021 to the Company’s common stockholders of record as of the close of business on March 30, 2021. The dividend was paid in cash.

3

On May 4, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.50 per share paid on June 30, 2021 to the Company’s common stockholders of record as of the close of business on May 18, 2021. The dividend was paid in cash and shares of the Company’s common stock.

On August 3, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.25 per share payable on September 30, 2021 to the Company’s common stockholders of record as of the close of business on August 18, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. Please see “Certain Information Regarding the Dividends” below for more information.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on August 4, 2021 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is (323) 794-2093, and the conference call access number for participants outside the U.S. is (866) 548-4713. The conference ID number for both access numbers is 8107228. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 11, 2021 by dialing (888) 203-1112 (U.S.) or +1 (719) 457-0820 (International) and using conference ID number 8107228.

Certain Information Regarding the Dividends

On August 3, 2021, our Board of Directors declared a dividend of $2.25 per share payable on September 30, 2021 to the Company’s common stockholders of record as of the close of business on August 18, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of registered shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. This dividend is being made in accordance with certain applicable Treasury regulations, and guidance issued by the Internal Revenue Service (“IRS”) that allow a publicly-traded regulated investment company to satisfy its distribution requirements from a distribution paid partly in common stock provided certain other requirements are satisfied.

Each registered shareholder will have the opportunity to elect to receive the dividend in cash or in shares of the Company's common stock. Registered shareholders electing to receive the dividend in shares of the Company's common stock will receive their entire dividend in the form of shares of the Company's common stock regardless of the elections made by any other shareholders. However, the total amount of cash to be distributed to all shareholders electing to receive their dividends in cash will be limited to no more than 50% of the total amount to be distributed to all shareholders. In the event the amount of cash to be distributed to all shareholders electing to receive the dividend in cash would exceed 50% of the total dividend, each registered shareholder electing to receive cash will receive a pro rata portion of the total cash to be distributed based on the number of shares held by each such shareholder. The remainder of the dividend in excess of a shareholder's pro rata share of the total amount of cash to be distributed will be paid in the form of shares of the Company's common stock. The number of shares of our common stock to be issued to shareholders receiving all or a portion of the dividend in shares of our common stock will be based on the volume weighted average price per share of our common stock on the Nasdaq Capital Market on August 11, 12, and 13, 2021, less $2.25 to reflect the declared dividend.

4

The Company will cause to be mailed an election form to receive cash or common stock only to registered shareholders promptly after the August 18, 2021 record date. Registered shareholders are those shareholders who own their stock directly and not through a bank, broker, or nominee. The completed election form must be received by SuRo Capital Corp.'s transfer agent, American Stock Transfer, prior to 5:00 p.m. (EST) on September 17, 2021. Registered shareholders with questions regarding the dividend may call American Stock Transfer at (800) 937-5449. Registered shareholders who do not make an election will be deemed to have elected to receive 100% of their dividend in shares of the Company's common stock.

Registered shareholders participating in the Company's dividend reinvestment plan will also receive an election form. The investment feature of the dividend reinvestment plan will be suspended for this distribution and will be reinstated after this distribution has been completed.

Shareholders who hold their shares through a bank, broker, or nominee will not receive an election form from the Company and should contact their bank, broker, or nominee for instructions on how to make an election. Shareholders who hold their shares through a bank, broker, or nominee are encouraged to contact their bank, broker, or nominee and inform them of the election that should be made on the shareholder’s behalf. If a shareholder’s bank, broker, or nominee, on the shareholder’s behalf, does not timely return a properly completed Election Form by the Election Date, the shareholder will have been deemed to have elected to receive 100% of the Dividend in the form of shares of our common stock.

For each of those shareholders who holds shares of SuRo Capital common stock through a bank, broker, or nominee, the shares of our common stock and cash to which such shareholder is entitled will be delivered by the transfer agent through The Depository Trust Company to such shareholder’s bank, broker, or nominee. The bank, broker or nominee will then allocate the shares and cash into such shareholder’s individual account.

Regardless of whether a shareholder receives the dividend in cash, stock, or some combination of cash and stock, the entire amount of this dividend will be fully taxable to shareholders and SuRo Capital Corp. will report the actual tax characteristics of each year's dividends annually to shareholders and the IRS on Form 1099-DIV.

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at (800) 937-5449. Shareholders who hold their shares through a bank, broker, or nominee are encouraged to contact their bank, broker, or nominee for additional details on how their bank, broker, or nominee will process the election on their behalf. Shareholders can find additional information regarding this dividend in the "Investor Relations" section of SuRo Capital’s website at www.surocap.com.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

5

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

6

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2021	December 31, 2020
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $130,649,196 and $105,339,169, respectively)	$259,784,163	$249,804,803
Non-controlled/affiliate investments (cost of $45,355,713 and $53,865,346, respectively)	43,317,863	30,165,773
Controlled investments (cost of $12,514,227 and $7,161,412, respectively)	6,256,374	809,198
Total Portfolio Investments	309,358,400	280,779,774
Investments in U.S. Treasury bills (cost of $0 and $150,000,000, respectively)	—	150,000,000
Total Investments (cost of $188,519,136 and $316,365,927, respectively)	309,358,400	430,779,774
Cash	130,061,049	45,793,724
Receivable for unsettled trades	268,479	—
Deposits	50,000	—
Escrow proceeds receivable	852,433	852,462
Interest and dividends receivable	201,863	166,998
Deferred financing costs	285,814	297,196
Prepaid expenses and other assets(1)	719,892	985,550
Total Assets	441,797,930	478,875,704
LIABILITIES
Accounts payable and accrued expenses(1)	2,124,334	762,312
Accrued interest payable	—	453,803
Dividends payable	80,867	4,395,229
Payable for securities purchased	—	134,250,000
Income tax payable	—	35,850
4.75% Convertible Senior Notes due March 28, 2023(2)	—	37,395,437
Total Liabilities	2,205,201	177,292,631

Net Assets	$439,592,729	$301,583,073
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 26,540,743 and 19,914,023 issued and outstanding, respectively)	$265,407	$199,140
Paid-in capital in excess of par	289,932,030	221,802,592
Accumulated net investment loss	(45,071,096)	(40,193,778)
Accumulated net realized gain on investments, net of distributions	73,627,124	5,361,270
Accumulated net unrealized appreciation of investments	120,839,264	114,413,849
Net Assets	$439,592,729	$301,583,073
Net Asset Value Per Share	$16.56	$15.14

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.

(2)	As of June 30, 2021, the 4.75% Convertible Senior Notes due March 28, 2023 had been fully converted into the Company's common stock or redeemed in cash by the Company. As of December 31, 2020, the 4.75% Convertible Senior Notes due March 28, 2023 (effective interest rate of 5.57%) had a face value $38,215,000.

7

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$145,851	$61,126	$312,696	$216,211
Dividend income	128,969	—	150,844	50,000
Non-controlled/affiliate investments:
Interest income/(reversal of accrued interest)	—	(49,612)	—	(29,184)
Dividend income	—	30,000	102,632	56,250
Controlled investments:
Dividend income	—	200,000	—	200,000
Total Investment Income	274,820	241,514	566,172	493,277
OPERATING EXPENSES
Compensation expense	1,345,892	3,005,524	2,639,202	3,930,440
Directors’ fees	111,250	111,250	222,500	222,500
Professional fees	529,524	678,472	1,502,683	1,817,838
Interest expense	—	568,627	504,793	1,142,027
Income tax expense	7,598	39,590	9,623	48,255
Other expenses	323,556	505,439	564,689	1,004,158
Total Operating Expenses	2,317,820	4,908,902	5,443,490	8,165,218
Net Investment Loss	(2,043,000)	(4,667,388)	(4,877,318)	(7,671,941)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	27,658,812	(23,987)	139,811,330	6,954,253
Net Realized Gain on Investments	27,658,812	(23,987)	139,811,330	6,954,253
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(12,065,362)	24,821,654	(15,330,669)	7,276,832
Non-controlled/affiliate investments	19,817,253	1,569,843	21,661,723	(8,505,571)
Controlled investments	(10,639)	130,698	94,361	85,000
Net Change in Unrealized Appreciation/(Depreciation) of Investments	7,741,252	26,522,195	6,425,415	(1,143,739)
Net Change in Net Assets Resulting from Operations	$33,357,064	$21,830,820	$141,359,427	$(1,861,427)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$1.32	$1.33	$6.17	$(0.11)
Diluted(1)	$1.32	$1.10	$5.74	$(0.11)
Weighted-Average Common Shares Outstanding
Basic	25,334,482	16,383,188	22,923,943	16,912,091
Diluted(1)	25,334,482	20,300,980	24,732,256	16,912,091

(1)	For the three months ended June 30, 2021, no potentially dilutive securities were outstanding due to the full redemption and conversion of the 4.75% Convertible Senior Notes due 2023. For the three months ended June 30, 2020, no potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive. For the six months ended June 30, 2021 and 2020, 0 and 3,917,792 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

8

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Per Basic Share Data
Net asset value at beginning of the year	$18.01	$10.22	$15.14	$11.38
Net investment loss(1)	(0.07)	(0.28)	(0.21)	(0.45)
Net realized gain on investments(1)	0.63	—	6.10	0.41
Net change in unrealized appreciation/(depreciation) of investments(1)	0.32	1.62	0.26	(0.07)
Dividends declared	(2.50)	—	(3.00)	—
Issuance of common stock from stock dividend	0.16	—	0.16	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	(1.91)	—
Repurchase of common stock	—	0.16	—	0.45
Stock-based compensation(1)	0.01	0.12	0.02	0.12
Net asset value at end of period	$16.56	$11.84	$16.56	$11.84
Per share market value at end of period	$13.49	$8.47	$13.49	$8.47
Total return based on market value(2)	40.63%	44.54%	55.57%	29.31%
Total return based on net asset value(2)	5.83%	15.85%	29.19%	4.04%
Shares outstanding at end of period	26,540,743	16,279,679	26,540,743	16,279,679
Ratios/Supplemental Data:
Net assets at end of period	$439,592,729	$192,692,441	$439,592,729	$192,692,441
Average net assets	$425,330,123	$169,877,812	$369,373,984	$184,435,968
Ratio of net operating expenses to average net assets(3)	2.19%	8.19%	2.97%	7.83%
Ratio of net investment loss to average net assets(3)	(1.93)%	(7.61)%	(2.66)%	(7.29)%
Portfolio Turnover Ratio	10.20%	—%	13.64%	5.88%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based on the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Significant and material non-recurring expenses are not annualized. For the three and six months ended June 30, 2021, the Company excluded $0 and $0 of non-recurring expenses, respectively. For the three and six months ended June 30, 2020, the Company excluded $1,962,431 and $1,962,431 of non-recurring expenses, respectively. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

9